UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 25, 2005

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House - 2nd Floor
45 Reid Street PO Box HM 845
Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                         At the Annual General Meeting of Shareholders held on May 25, 2005, the registrant’s shareholders approved amendments to the 2003 Everest Re Group, Ltd. Non-Employee Director Equity Compensation Plan (the “Directors’ Plan”) and the Everest Re Group, Ltd. Executive Performance Annual Incentive Plan (the “Executive Incentive Plan”) that had been recommended by the registrant’s Board of Directors. The amendments became effective immediately upon approval by the shareholders.

                         The amendment to the Directors’ Plan expanded the type and variety of awards available to non-employee directors to be comparable to those available for awards to employees under the Everest Re Group, Ltd. 2002 Stock Incentive Plan. As originally adopted, the Directors’ Plan provided for retainer awards through which a non-employee director could elect to receive his annual compensation in the form of shares of the registrant rather than in cash and for discretionary option awards through which a non-employee director could purchase, for a certain period of time, shares of the registrant at a specified exercise price. As a result of the amendment, the Directors’ Plan now also permits stock appreciation rights, restricted stock awards and stock awards to be awarded to non-employee directors.

                         The amendment to the Executive Incentive Plan increased the maximum award that may be paid to any one participant in a year from $2 million to $2.5 million.

                         On May 25, 2005 the registrant’s Board of Directors approved and adopted the form of Everest Re Group, Ltd. Restricted Stock Award Agreement to be used in connection with restricted stock awards under the Directors’ Plan.

                         Copies of the Directors’ Plan and the Executive Incentive Plan, in each case as amended, and the Restricted Stock Award Agreement, are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

10.1	Everest Re Group, Ltd. 2003 Non-Employee Director Equity
Compensation Plan, as amended May 25, 2005
10.2	Everest Re Group, Ltd. Executive Performance Annual Incentive
Plan, as amended May 25, 2005
10.3	Form of Restricted Stock Award Agreement under the Everest
Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President and
Chief Financial Officer

Dated: May 27, 2005

EXHIBIT INDEX
Exhibit
Number	Description of Document	Page No.

10.1	Everest Re Group, Ltd. 2003 Non-Employee
	Director Equity Compensation Plan,
	as amended May 25, 2005	5
10.2	Everest Re Group, Ltd. Executive Performance
	Annual Incentive Plan, as amended May 25, 2005	14
10.3	Form of Restricted Stock Award Agreement
	under the Everest Re Group, Ltd. 2003 Non-Employee
	Director Equity Compensation Plan	18